EXECUTION COPY



                              KEYSPAN CORPORATION

                                Debt Securities

                            Underwriting Agreement


                                                                April 1, 2003

To the Representatives named in Schedule I hereto of the Underwriters named in
Schedule II hereto


Dear Sirs:

          1. Introductory. KeySpan Corporation, a New York corporation ("Company"), proposes to issue and sell to the Underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), the principal amount of each series of its debt securities identified in Schedule I hereto (the "Offered Securities"), to be issued under the indenture specified in Schedule I hereto (the "Indenture") between the Company and the Trustee identified in Schedule I hereto. The Company hereby agrees with the Underwriters as follows:

          2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

                    (a) A registration statement (No. 333-82230), including a prospectus, relating to certain securities of the Company including the Offered Securities, has been filed with the Securities and Exchange Commission ("Commission") and has become effective. Such registration statement, as amended at the time of this Agreement, together with any related registration statement (the "Rule 462(b) Registration Statement") filed with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act") is hereinafter referred to as the "Registration Statement", and the prospectus included in such Registration Statement, as supplemented to reflect the terms of the offering of the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act, including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus". No document has been or will be

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          prepared or distributed in reliance on Rule 434 under the Act; no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission;

                    (b) As of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto, the Prospectus, as amended or supplemented, complied in all material respects with the requirements of the Act; and as of the date of the Prospectus and any amendment or supplement thereto, the Prospectus does not, and as of the Closing Date (as defined below), the Prospectus, as amended or supplemented, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee, and (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus and any amendment or supplement thereto;

                    (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects to the requirements of the Act or the Securities Exchange Act of 1934 ("Exchange Act"), as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will comply in all material respects to the requirements of the Act or the Exchange
          Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

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                    (d) The financial statements, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus complied in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, on the date filed with the Commission, and present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the pro forma financial information, and the related notes thereto, if any, included or incorporated by reference in the Registration Statement and the Prospectus have been prepared in accordance with the applicable requirements of the Act and the Exchange Act, as applicable, and are based upon good faith estimates and assumptions believed by the Company to be reasonable;

                    (e) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or, except as described in the Prospectus and for regular quarterly dividends paid on the Company's capital stock, and except for stock issuances pursuant to the Company's employee benefit plans, Investor Program and dividend reinvestment plans, any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, (2) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus; and
          (3) except as set forth or contemplated in the Prospectus, neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries taken as a whole;

                    (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

                    (g) Each of the Company's Significant Subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the
          Act) has been duly incorporated or formed and is validly existing as a corporation or limited liability company under the laws of its jurisdiction of incorporation or formation, with power and authority (corporate (or company) and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation or limited liability company for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its Significant Subsidiaries taken as a whole; and, except as set forth in the Prospectus, all the outstanding shares of capital stock of each corporate subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and (except in the case of foreign subsidiaries, for directors' qualifying shares) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

                    (h) This Agreement has been duly authorized, executed and delivered by the Company;

                    (i) The Company has an authorized capitalization as set forth in the Prospectus under the heading "Capitalization"; except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

                    (j) The Offered Securities have been duly authorized, and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding instrument of the Company; the Indenture has been duly qualified under the Trust

          Indenture Act; and the Offered Securities and the Indenture will conform to the descriptions thereof in the Prospectus;

                    (k) Neither the Company nor any of its Significant Subsidiaries is, or with the giving of notice or lapse of time or both would be, (i) in violation of or in default under, its Certificate of Incorporation, as amended, or By-Laws, as amended, or
          (ii) in violation of or in default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them or any of their respective properties is bound, or in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except for violations and defaults which individually and in the aggregate are not material to the Company and its Significant Subsidiaries taken as a whole or to the holders of the Offered Securities; the issue and sale of the Offered Securities and the performance by the Company of all its obligations under this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Offered Securities or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Act and the Public Utility Holding Company Act of 1935, as amended (the "Public Utility Holding Company Act") and as may be required under state securities laws in connection with the purchase and distribution of the Offered Securities by the Underwriters;

                    (l) Other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Significant Subsidiaries or any of their respective properties or to which the Company or any of its Significant Subsidiaries is or may be a party or to which any property of the Company or any of its Significant Subsidiaries is or may be the subject which, if determined adversely to the Company or any of its Significant Subsidiaries, could (i) individually or in the aggregate have, or reasonably be expected to have, a material adverse effect on the general affairs, business, management, financial position, stockholders' equity or results of operations of the Company and its Significant Subsidiaries taken as a whole or (ii) materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and there are no statutes, regulations, contracts or other documents that are required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

                    (m) Immediately after any sale of Offered Securities by the Company hereunder, the aggregate amount of Offered Securities which have been issued and sold by the Company hereunder and of any securities of the Company (other than the Offered Securities) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of securities registered under the Registration Statement;

                    (n) The accountants who have certified certain financial statements and any supporting schedules thereto included in the Registration Statement or the Prospectus are independent public accountants, or were independent public accountants on the date of such certification as the case may be, as required by the Act;

                    (o) The Company and its Significant Subsidiaries have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its Significant Subsidiaries; and any real property and buildings held under lease by the Company and its Significant Subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or its Significant Subsidiaries;

                    (p) No relationship, direct or indirect, exists between or among the Company or any or its Significant Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Act to be described in the Registration Statement and the Prospectus which is not so described;

                    (q) The Company is not and, after giving effect to the offering and sale of the Offered Securities, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

                    (r) The Company and its Significant Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith with such exceptions as would not singly or in the aggregate result in a material adverse effect on the Company or its Significant Subsidiaries taken as a whole; and, except as disclosed in the Registration Statement and the Prospectus, there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any Significant Subsidiary with such exceptions as would not singly or in the aggregate result in a material adverse effect on the Company or its Significant Subsidiaries taken as a whole;

                    (s) There are no existing or, to the best knowledge of the Company, threatened labor disputes with the employees of the Company or any of its Significant Subsidiaries which are likely to have a material adverse effect on the Company and its Significant Subsidiaries taken as a whole;

                    (t) The Company and each of its Significant Subsidiaries possess such permits, licenses, franchises, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and each of its Significant Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so possess or comply would not, singly or in the aggregate, result in a material adverse effect on the Company and its Significant Subsidiaries, taken as a whole; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a material adverse effect on the Company and its Significant Subsidiaries, taken as a whole; and none of the Company or any of its Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse effect on the Company and its Significant Subsidiaries, taken as a whole;

                    (u) Except as otherwise stated in the Registration Statement and the Prospectus, and except as would not, singly or in the aggregate, result in a material adverse effect on the Company and its Significant

          Subsidiaries, taken as a whole, (A) neither the Company nor any of its Significant Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its Significant Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its Significant Subsidiaries and (D) there are no events or circumstances that may reasonably be expected to form the basis of an order for clean up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Significant Subsidiaries relating to Hazardous Materials or any Environmental Laws;

                    (v) An appropriate order (the "Order") of the Commission under the Public Utility Holding Company Act, necessary to permit the issuance and delivery of the Offered Securities has been entered, and the Order is in full force and effect and has not been modified or repealed in any respect; no filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by the Company of this Agreement and the Offered Securities, as applicable, or for the performance by the Company of the transactions contemplated in this Agreement or the Prospectus, except (i) such as have been obtained under the Act, (ii) under the Public Utility Holding Company Act and
          (iii) as may be required to be obtained under state securities laws;

                    (w) The Significant Subsidiaries of the Company are KeySpan New England, LLC, The Brooklyn Union Gas Company d/b/a KeySpan Energy Delivery New York, KeySpan Gas East Corporation d/b/a KeySpan Energy Delivery Long Island, KeySpan-Ravenswood LLC, Boston Gas Company d/b/a KeySpan Energy Delivery New England and KeySpan Energy Corporation;

                    (x) Except as described in the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's properties or assets to the Company or any other subsidiary of the Company;

                    (y) No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Offered Securities; and

                    (z) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

          3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and each Underwriter agrees to purchase, severally and not jointly, from the Company, the respective principal amount of each series of Offered Securities set forth opposite such Underwriter's name in Schedule II hereto at the respective purchase prices set forth in Schedule I hereto plus accrued interest, if any, from the date specified in Schedule I hereto to the date of payment and delivery.

         Payment for the Offered Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives, no later than noon the Business Day (as defined below) prior to the Closing Date (as defined below), on the date and at the time and place set forth in Schedule I hereto (or at such other time and place on the same or such other date, not later than the fifth Business Day (as defined below) thereafter, as you and the Company may agree in writing). As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City. The time and date of such payment and delivery with respect to the Securities are referred to herein as the "Closing Date".

         Payment for the Offered Securities shall be made against delivery to the nominee of The Depository Trust Company or its custodian for the respective accounts of the several Underwriters of one or more global securities (the "Global Securities") representing each series of Offered Securities, with any transfer taxes payable in connection with the transfer to the Underwriters of the Offered Securities duly paid by the Company. The
Global Securities will be made available for inspection by the Representatives at the office of the Trustee, not later than 1:00 p.m., New York City time, on the Business Day prior to the Closing Date.

          4. Offering by Underwriter. It is understood that the Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

          5. Certain Agreements of the Company. The Company agrees with the Underwriters that:

               (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Representatives, subparagraph (5)) not later than the second business day following the execution and delivery of this Agreement; and, if applicable, the Company will file any Rule 462(b) Registration Statement with the Commission not later than 10:00 P.M. on the date of execution and delivery of this Agreement (or such later time or date as may be consented to by the Representatives);

               (b) The Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued;

               (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or any dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will notify the Representatives of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives' consent to, nor any Underwriter's delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof;

               (d) As soon as practicable, but not later than 16 months after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Offered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Act;

               (e) The Company will furnish to each Underwriter and counsel for the Underwriters, at the expense of the Company, copies of the Registration Statement in the form it became effective (of which will be signed and will include all exhibits) and of all amendments thereto and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or any dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as such Underwriter requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the Business Day following the later of the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available;

               (f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; provided that the Company shall not be required to qualify as a foreign corporation, file a general consent to service of process or become subject to taxation in any jurisdiction;

               (g) The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and for expenses incurred in distributing the Prospectus (including any amendments and supplements thereto) to the Underwriters;

               (h) During the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the Company which are substantially similar to the Offered Securities;

               (i) To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Securities, and during such same period, to advise you promptly, and to confirm such advice in writing,
     (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or the initiation or threatening of any proceeding for that purpose; (v) of the occurrence of any event (within such period of time after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Offered Securities is required by law to be delivered in connection with sales of the Offered Securities by any Underwriter or any dealer) as a result of such occurrence or event the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Offered Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Prospectus or suspending any such qualification of the Offered Securities and, if any such order is issued, to use its reasonable best efforts to obtain as soon as possible the withdrawal thereof;

               (j) To use the net proceeds received by the Company from the sale of the Offered Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds".

          6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the written statements of Company officers delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

               (a) On or prior to the date of this Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of Deloitte & Touche LLP in form and substance reasonably satisfactory to the Representatives, to the effect set forth in the attached Exhibit A hereto.

               (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, threatened by the Commission.

               (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market;
     (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

               (d) The Representatives shall have received an opinion, dated such Closing Date, of John J. Bishar, Jr., the General Counsel of the Company, to the effect set forth in Exhibit B hereto;

               (e) The Representatives shall have received an opinion of Simpson Thacher & Bartlett, counsel to the Company, dated such Closing date, to the effect set forth in Exhibit C hereto;

               (f) The Representatives shall have received from Davis Polk & Wardwell, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters;

               (g) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, shall state that, to the best of their knowledge after reasonable investigation, the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate;

               (h) The Representatives shall have received a certificate, dated such Closing Date, of the Chief Financial Officer of the Company, to the effect set forth in Exhibit D hereto;

               (i) The Representatives shall have received a letter, dated such Closing Date, of Deloitte and Touche LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection; and

               (j) An order of the Commission under the Public Utility Holding Company Act authorizing the issuance and sale of the Offered Securities shall be in full force and effect, and such order shall not have been amended since the date of this Agreement to include any provision unacceptable to the Representatives in their reasonable judgment.

The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriter may reasonably request. The Representatives may in their sole discretion waive compliance with any conditions to the obligations of the Underwriters hereunder.

          7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of
Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (i) the Registration Statement, or any amendment thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, or (ii) the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

               (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, its directors and officers and each person, if any who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in
     (i) the Registration Statement, or any amendment thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, or (ii) the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of the
     Underwriters: the concession and reallowance figures appearing in the fifth paragraph under the caption "Underwriting" and the information contained in the seventh, eighth, ninth and eleventh paragraphs under the caption "Underwriting".

               (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (including through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

               (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection
     (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of each Underwriter under this Section shall be in addition to any liability which such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

          8. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Offered Securities which it or they have agreed to purchase under this Agreement, and the aggregate principal amount of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Offered Securities, the other Underwriters shall be obligated severally in the proportions that the principal amount of Offered Securities set forth opposite their respective names in Schedule I hereto bears to the aggregate principal amount of Offered Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Offered Securities that any Underwriter has agreed to purchase hereunder be increased pursuant to this Section 8 by an amount in excess of one-tenth of such principal amount of Offered Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Offered Securities and the aggregate principal amount of Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Offered Securities to be purchased, and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities are not made within 24 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

          10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Underwriters c/o Salomon Smith Barney Inc., 390 Greenwich Street, New York, New York 10013, Attention: Fixed Income Capital Markets, facsimile:
(212) 723-8672, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at One MetroTech Center, Brooklyn, New York 11201, facsimile: (718) 403-2809, Attention: John J. Bishar, Jr.; provided, however, that any notice to any Underwriter pursuant to Section 7 will also be mailed, delivered or telegraphed and confirmed to such Underwriter.

          11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

          12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

          13. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         If the foregoing is in accordance with the Underwriters' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriters in accordance with its terms.

                                         Very truly yours,


                                         KEYSPAN CORPORATION


                                         By: /s/ Gerald Luterman
                                             ----------------------------------
                                             Name:  Gerald Luterman
                                            Title:  Executive Vice President
                                                    and Chief Financial Officer



The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

ABN AMRO INCORPORATED
SALOMON SMITH BARNEY INC.

Acting severally on behalf of themselves and the several Underwriters listed in Schedule II hereto.


By:      SALOMON SMITH BARNEY INC.


By:      /s/ Peter H. Kind
         ----------------------------------------
         Name:    Peter H. Kind
         Title:   Managing Director

                                SCHEDULE I

Representatives:                               ABN AMRO Incorporated and
                                               Salomon Smith Barney Inc.

Underwriting Agreement dated:                  April 1, 2003

Offered Securities:                            4.650% Notes due 2013 and
                                               5.875% Notes due 2033

Closing Date and Time of Delivery:             April 4, 2003; 10:00 a.m., New
                                               York City time.

Closing Location:                              Davis Polk & Wardwell, 450
                                               Lexington Avenue, New York,
                                               New York 10017

Address for Notices to Underwriters:           c/o Salomon Smith Barney, Inc.
                                               390 Greenwich Street
                                               New York, New York  10013

Terms of the 4.65% Notes due 2013
---------------------------------

Title:                                         4.650% Notes due 2013

Aggregate Principal Amount:                    $150,000,000

Price to Public:                               99.739% of the principal amount
                                               plus accrued interest, if any,
                                               from April 4, 2003 to the
                                               Closing Date.

Purchase Price:                                99.089% of the principal amount
                                               plus accrued interest, if any,
                                               from April 4, 2003 to the
                                               Closing Date.

Indenture:                                     Indenture dated as of November
                                               1, 2000 between the Company and
                                               JPMorgan Chase Bank, as Trustee,
                                               as supplemented.

Maturity:                                      April 1, 2013

Interest Rate:                                 4.65%

Interest Payment Dates:                        April 1 and October 1 of each
                                               year, commencing October 1, 2003

Optional Redemption Provisions:                Make-whole redemption at T+15
                                               basis points as described in the
                                               Prospectus

Sinking Fund Provisions:                       None

Other Provisions:                              None

Terms of the 5.875% Notes Due 2033

Title:                                         5.875% Notes due 2033

Aggregate Principal Amount:                    $150,000,000

Price to Public:                               99.763% of the principal amount
                                               plus accrued interest, if any,
                                               from April 4, 2003 to the
                                               Closing Date.

Purchase Price:                                98.888% of the principal amount
                                               plus accrued interest, if any,
                                               from April 4, 2003 to the
                                               Closing Date.

Indenture:                                     Indenture dated as of November
                                               1, 2000 between the Company and
                                               JPMorgan Chase Bank, as Trustee,
                                               as supplemental

Maturity:                                      April 1, 2033

Interest Rate:                                 5.875%

Interest Payment Dates:                        April and October 1 of each
                                               year, commencing October 1, 2003

Optional Redemption Provisions:                Make-whole redemption at T+20
                                               basis points as described in the
                                               Prospectus.

Sinking Fund Provisions:                       None

Other Provisions:                              None

                                  SCHEDULE II

                                       Principal Amount     Principal Amount
Underwriter                            of Notes due 2013    of Notes due 2033
-----------                            -----------------    -----------------

ABN AMRO Incorporated................  $     45,000,000      $    45,000,000
Salomon Smith Barney Inc.............        45,000,000           45,000,000
The Royal Bank of Scotland plc.......        30,000,000           30,000,000
Fleet Securities, Inc................        10,000,000           10,000,000
Scotia Capital (USA) Inc.............        10,000,000           10,000,000
Wachoria Securities, Inc.............        10,000,000           10,000,000
                                       ----------------       --------------
Total................................  $    150,000,000       $  150,000,000
                                       ================       ===============


                                                                     EXHIBIT A




April 1, 2003

ABN AMRO Incorporated
Salomon Smith Barney Inc.
The Royal Bank of Scotland plc
Fleet Securities, Inc.
Scotia Capital (USA) Inc.
Wachovia Securities, Inc.
c/o Salomon Smith Barney Inc.
    390 Greenwich Street
    New York, New York 10013
       As the Underwriters named in the
       Underwriting Agreement dated
       April 1, 2003


The Board of Directors of KeySpan Corporation
c/o KeySpan Corporation
One MetroTech Center
Brooklyn, New York 11201

Dear Sirs:

We have audited the consolidated financial statements and financial statement schedules of KeySpan Corporation and its subsidiaries (the "Company") as of December 31, 2002 and for year ended December 31, 2002 included in the Company's annual report on Form 10-K for the year ended December 31, 2002 (the "Form 10-K") and incorporated by reference in the Prospectus Supplement dated April 1, 2003 (the "Prospectus Supplement") to the Prospectus dated February 14, 2002 (the "Basic Prospectus, and with the Prospectus Supplement, the "Prospectus") relating to the offering of $150,000,000 aggregate principal amount of the Company's 4.65% Notes due 2013 and $150,000,000 aggregate principal amount of the Company's 5.875% Notes due 2033, included in the registration statement on Form S-3 (No. 333-83320) (the "Registration Statement"), filed by the Company under the Securities Act of 1933 (the "Act").

In connection with the Prospectus:

1. We are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the SEC.

2. We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2002; although we have conducted an audit for the year ended December 31, 2002, the purpose (and therefore the scope) of such audit was to enable us to express an opinion on the consolidated financial statements as of December 31, 2002 and for the year then ended, but not on the financial statements for any interim period within such year. Therefore, we are unable to express and do not express any opinion on the consolidated financial position, results of operations or cash flows of the Company as of any other date or for any other period.

3. For purposes of this letter, we have read the 2003 minutes of meetings of the Board of Directors of the Company as set forth in the minute books through April __, 2003, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein, except for the Board of Directors meeting dated _________________, for which we have read draft minutes; we have carried out other procedures to April __, 2003 as follows (our work did not extend to the period from March __, 2003 to April __, 2003, inclusive):

               With respect to the period from January 1, 2003 to April __, 2003, we have inquired of certain officials of the Company who have responsibility for financial and accounting matters, and they have advised us that no financial statements as of any date or for any period subsequent to December 31, 2002 are available.

         The foregoing procedures do not constitute an audit conducted in accordance with auditing standards generally accepted in the United States of America. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations about the sufficiency of the foregoing procedures for your purposes.

4. As mentioned in 3. above, Company officials have advised us that no consolidated financial statements as of any date or for any period subsequent to December 31, 2002 are available. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether at April __, 2003, there was any increase in long-term debt or any decrease in net current assets or common shareholder's equity of the Company as compared with amounts shown on the December 31, 2002 audited consolidated balance sheet incorporated by reference in the Prospectus, or, for the period from January 1, 2003 to April __, 2003, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues. On the basis of these inquiries and our reading of the minutes as described in 3, nothing came to our attention that caused us to believe that there was any such increase in long-term debt or decrease in common shareholder's equity, except in all instances for increases or decreases that the Prospectus discloses have occurred or may occur. Officials of the Company have advised us that complete information is not available as to net current assets or revenues as of April __, 2003.

5. For purposes of this letter, we have also read the items identified by you in the Form 10-K, the Prospectus and the Company's Current Report on Form 8-K dated ____________________, and have performed the following procedures, which were applied as indicated with respect to the symbols explained below:

               [To Come from Deloitte & Touche]

6. Our audit of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements as a whole. For none of the periods referred to therein, or for any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated in 5. above, and, accordingly, we express no opinion thereon.

7. It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the preceding paragraph; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages to which the procedures were applied. Further, we have addressed ourselves solely to the foregoing data as set forth in the Prospectus, and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

8. This letter is solely for the information of the addressees and to assist the underwriter in conducting and documenting its investigation of the affairs of the Company in connection with the offering of securities covered by the Prospectus, and it is not to be used, circulated, quoted, or otherwise referred to for any other purpose, including but not limited to the purchase or sale of securities, nor is it to be filed with or referred to in whole or in part in the Prospectus or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of securities covered by the Prospectus.

                                                                    EXHIBIT B


               FORM OF OPINION OF GENERAL COUNSEL OF THE COMPANY
                   TO BE DELIVERED PURSUANT TO SECTION 6(d)

         (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York.

         (2) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into the Underwriting Agreement and consummate the transactions contemplated in the Prospectus.

         (3) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a material adverse effect on the Company or its subsidiaries, taken as a whole.

         (4) All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company were issued in violation of preemptive or other similar rights of any securityholder of the Company.

         (5) Each Significant Subsidiary (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act) has been duly incorporated and is validly existing as a corporation or a limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a material adverse effect on the Company or its subsidiaries, taken as a whole; except as stated in the Prospectus, all of the membership interests or issued and outstanding shares of capital stock of each Significant Subsidiary has been duly authorized and with respect to such stock, are validly issued, fully paid and non-assessable and, to the best of my knowledge, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any Significant Subsidiary were issued in violation of preemptive or other similar rights of any securityholder of such Significant Subsidiary.

         (6) The Company has an authorized capitalization as set forth in the Prospectus under the heading "Capitalization"; except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

         (7) The information (i) in the Annual Report on Form 10-K under "Legal Proceedings" and "Business-Regulation and Rate Matters", (ii) in the Prospectus covering similar matters and (iii) in the Registration Statement under Item 15, to the extent that such information constitutes matters of law, summaries of legal matters, the Company's charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by me and is correct in all material respects.

         (8) To the best of my knowledge, neither of the Company nor any of its Significant Subsidiaries is (i) in violation of its charter or by-laws or operating agreement, as the case may be, or (ii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except where such violation would not result in a material adverse effect on the Company and its subsidiaries, taken as a whole, and no default by the Company or any of its Significant Subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any agreement and instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

         (9) The execution, delivery and performance of the Underwriting Agreement and the Indenture, the consummation of the transactions contemplated in the Prospectus (including the issuance and sale of the Offered Securities and the use of the proceeds therefrom as described in the Prospectus) and the compliance by the Company with its obligations thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its Significant Subsidiaries pursuant to any material agreement or instrument known to me, nor will such action result in any violation of the provisions of the charter or by-laws or operating agreement of the Company or any of its Significant Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Significant Subsidiaries or any of their assets, properties or operations.

         (10) To the best of my knowledge, except as otherwise disclosed in the Registration Statement or the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of its Significant Subsidiaries is a party or to which the assets, properties or operations of the Company or any of its Significant Subsidiaries is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a material adverse effect on the Company and its Significant Subsidiaries, taken as a whole, or which might reasonably be expected to materially and adversely affect the assets, properties or operations of the Company or any of its Significant Subsidiaries, the performance by the Company of its obligations under the Underwriting Agreement or the consummation of the transactions contemplated in the Prospectus.

         (11) All descriptions in the Prospectus of contracts and other documents to which the Company or any of its subsidiaries are a party are accurate in all material respects; and, to the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

         (12) To the best of my knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

         (13) The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom and the Trustee's Statement of Eligibility on Form T-1 (the "Form T-1"), as to which no opinion is expressed), complied as to form in all material respects with the requirements of the Securities Act.

         (14) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which no opinion is expressed), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act.

         Nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement or any post-effective amendment thereto (except for (x) financial statements and other financial data included therein or omitted therefrom, (y) the Form T-1 and (z) the information related to estimated proved reserves attributable to certain oil and gas properties and estimates of future net cash flows and present values referred to in the Prospectus under the caption "Experts", as to which such counsel makes no statement), as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for (x) financial statements and other financial data included therein or omitted therefrom, (y) the Form T-1 and (z) the information related to estimated proved reserves attributable to certain oil and gas properties and estimates of future net cash flows and present values referred to in the Prospectus under the caption "Experts", as to which such counsel makes no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the State of New York, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to the Underwriters' counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company or of the Significant Subsidiaries and public officials. The opinion of such counsel for the Company shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are justified in relying thereon. With respect to the matters to be covered in the paragraph immediately above, counsel may state their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto but is without independent check or verification except as specified.

         The opinion of counsel described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                                                                   EXHIBIT C

                              FORM OF OPINION OF
                          SIMPSON THACHER & BARTLETT
                   TO BE DELIVERED PURSUANT TO SECTION 6(e)

         1. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of New York and has full corporate power and authority to conduct its business as described in the Registration Statement and Prospectus.

         2. The Indenture has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the Trustee) constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         3. The Offered Securities have been duly authorized and issued by the Company and, assuming due authentication thereof by the Trustee, upon payment and delivery in accordance with this Agreement, the Offered Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         4. The Indenture and the Offered Securities conform in all material respects to the statements relating thereto contained in the Prospectus.

         5. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

         6. No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or, to our knowledge, any federal or New York court is required for the issue and sale of the Offered Securities by the Company or the compliance by the Company with the provisions of the Underwriting Agreement except for (A) the issuance of an appropriate order by the Commission under the Public Utility Holding

Company Act, (B) the registration of the Offered Securities under the Act and (C) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by you.

         7. The Registration Statement has become effective under the Act and the Prospectus was filed on April 3, 2003 pursuant to Rule 424(b)(2) of the rules and regulations of the Commission under the Act, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission.

         8. The Commission has issued appropriate orders under the Public Utility Holding Company Act with respect to the issuance and sale of the Offered Securities; the issuance and sale of the Offered Securities to you is in conformity with the terms of such orders.

         9. The Company is not, and after giving effect to the offering and sale of the Offered Securities will not be, an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

         Such counsel shall (i) be of the opinion that the Registration Statement, as of its effective date, and the Prospectus, as of April 1, 2003, complied as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder and that the periodic reports of the Company filed under the Exchange Act since January 1, 2003 (the Exchange Act Documents) complied as to form when filed in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, except for financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom, as to which such counsel makes no statement and (ii) have no reason to believe that the Registration Statement, as of April 1, 2003, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus (including the Exchange Act Documents) contained as of April 1, 2003 or contains as of the Closing Date any untrue statement of a material fact or omitted as of April 1, 2003 or omits as of the Closing Date to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom, as to which such counsel makes no statement.

         In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the State of New York, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to the Underwriters' counsel, familiar with the applicable laws; (B) as to matters of fact, on the documents delivered to the Underwriters at the closing, and upon originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, as such counsel deems relevant and necessary in connection with the opinions hereinafter set forth. The opinion of such counsel for the Company shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel. With respect to the matters to be covered in the paragraph immediately above, such counsel may state that (i) such counsel has not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement, the Prospectus or the Exchange Act Documents and takes no responsibility therefor, except as and to the extent specifically set forth in paragraph 4 above; (ii) in the course of the preparation by the Company of the Registration Statement and the Prospectus (excluding the Exchange Act Documents), such counsel participated in conferences with certain officers and employees of the Company, with representatives of Deloitte & Touche LLP and with counsel to the Company;
(iii) such counsel did not participate in the preparation of the Exchange Act Documents, except to the extent such counsel so specifies and (iv) such counsel's opinion is based upon such counsel's examination of the Registration Statement, the Prospectus and the Exchange Act Documents, such counsel's investigations made in connection with the preparation of the Registration Statement and the Prospectus (excluding the Exchange Act Documents) and such counsel's participation in the conferences referred to above.

                                                                   EXHIBIT D


                         FORM OF OFFICER'S CERTIFICATE
                 OF THE CHIEF FINANCIAL OFFICER OF THE COMPANY

I, Gerald Luterman, do hereby certify that I am the Chief Financial Officer of KeySpan Corporation, a New York corporation (the "Company"), and, in my capacity as Chief Financial Officer, do hereby further certify that:

     1. I am providing this certificate in connection with the offering of (i) $150,000,000 aggregate principal amount of the Company's 4.65% Notes due 2013 and (ii) $150,000,000 aggregate principal amount of the Company's 5.875% Notes due 2033 (the "Offering"). In connection with the Offering, the Company has executed an Underwriting Agreement, dated April 1, 2003 (the "Underwriting Agreement"), with the several underwriters (the "Underwriters") named therein. Certain terms not defined herein have the meaning given to them in the Underwriting Agreement.

     2. I am familiar with the accounting, operations and records systems of the Company.

     3. I have also reviewed the audited consolidated balance sheets and consolidated statements of capitalization of the Company and its subsidiaries as of December 31, 2001 and 2000 and the related consolidated statements of income, retained earnings, comprehensive income and cash flows for each of the three years in the period ended December 31, 2001 and the independent auditors' report on such audited financial statements dated February 4, 2002, issued by Arthur Andersen LLP, all incorporated by reference into the Prospectus.

              To the best of my knowledge, such financial statements described in this paragraph 3 fairly present, in all material respects, the financial condition of the Company and its consolidated subsidiaries, and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis;

              I acknowledge that the agreed-upon procedures report written at the request of the Company dated April 11, 2002 from Arthur Andersen LLP on the attached Exhibit B confirms that Arthur Andersen LLP performed certain agreed-upon procedures with respect to the audited financial statements of the Company for the year ended December 31,

              2001. To the best of my knowledge, the statements made in such agreed-upon procedures report continue to be correct.

This certificate is being furnished to the Underwriters solely to assist them in conducting their investigation of the Company and its subsidiaries in connection with the Offering. This certificate shall not be used, quoted or otherwise referred to without the prior written consent of the Company.

IN WITNESS WHEREOF, I have hereunto set my hand this 4th day of April 2003.


                                            ----------------------------
                                            Chief Financial Officer